Exhibit 99

For Immediate Release

Contact:

Matthew Shepherd

678-942-2683

mshepherd@netbank.com

NetBank, Inc. Reports Earnings of $.02 per Share
For Fourth Quarter 2005

Highly Competitive Mortgage Market
Pressures Full-Year Results to Breakeven Level

ATLANTA (February 6, 2006) — NetBank, Inc. (Nasdaq: NTBK), a diversified financial services provider and parent company of NetBank® (www.netbank.com), today reported financial results for the year ended December 31, 2005. Net income during the fourth quarter totaled $895,000 or $.02 per share, compared with a net loss of $17.7 million or $.38 per share during the same quarter a year ago. The company recorded a net loss of $180,000 or $.00 per share for the full year, compared with net income of $4.2 million or $.09 per share for 2004.

Key points to consider in analyzing year-over-year results include:

•                  Further Traction Within the Retail Banking Segment. The retail banking segment contributed pre-tax income of $19.1 million, compared with a pre-tax loss of $11.1 million a year ago, which included a $29.0 million Commercial Money Center (CMC) provision.

•                  Negative Mortgage Performance. The company’s conforming and non-conforming mortgage operations reported pre-tax losses of $7.0 million and $10.8 million respectively, compared with pre-tax income of $7.2 million and $13.9 million respectively. The decline in profitability within both channels was due mainly to competitive margin pressure, not production volumes.

•                  Earning Asset Growth. The bank’s average earning assets rose to $4.6 billion, representing an increase of $214 million or 4.9%.

•                  Capital Constraints. The mortgage-related losses hindered the company’s ability to generate additional capital through retained earnings. As a result, management was unable to further leverage the bank’s balance sheet toward its target of $6.0 billion in assets or to fund other key strategic initiatives.

•                  Customer and Deposit Growth: Total customers grew to 285,669, representing an increase of 15,242 or 5.6%, while deposits rose to $2.8 billion, up $154 million or 5.8%.

During the year, the company repurchased 571,391 shares of its common stock at a weighted average share price of $9.07. Management has approval to buy up to 1,092,573 additional shares under standing authorizations from the board. No shares were repurchased during the fourth quarter.

Following the close of the quarter, the company’s board of directors declared a cash dividend of $.02 per share. The dividend is payable to shareholders of record on February 20, 2006, and will be disbursed on March 15, 2006.

Management Commentary

“Last year proved especially challenging for us and others in the industry,” said Douglas K. Freeman, chairman and chief executive officer. “As we had reported throughout the year, our mortgage operations were under pressure due to a highly competitive pricing environment. This pressure, although not surprising, was simply more irrational than anticipated, particularly within the non-conforming business where our revenue margins dropped an average of 64 basis points during the year. Our mortgage operations went from a positive pre-tax contribution of $21.1 million a year ago to a pre-tax loss of $17.7 million this year. That’s a $38.8 million swing in profitability.

“Several other macro issues also impacted the bank’s performance. One, the flat yield curve took a toll on our interest spread, which fell 23 basis points over the course of the year. Two, we continue to see a number of new entrants in the online banking space who are advertising extremely aggressive rates to attract deposits. So, we faced the dilemma of optimizing the trade-off between interest spread and customer growth.

“In spite of these challenges, we continued to make real progress toward diversifying the company’s income and reducing its overall dependency on mortgage earnings. The mere fact we were able to offset the $17.7 million pre-tax loss in our mortgage operations and keep bottom line performance at the breakeven level speaks directly to how far we have come in the past few years.”

Banking Segment Performance

Table 1 below details results in the company’s banking segment. The segment recorded pre-tax income of $10.6 million, an increase of $8.1 million from the previous quarter. The improvement is comprised of two factors. One, bank marketing expenses returned to more normal levels following a peak in the third quarter when several promotional campaigns converged. This drop is reflected in the $1.6 million decrease in the segment expense line. Two, net servicing results generated $6.7 million in income. This positive performance was based on an improving environment for mortgage servicing right valuations, which resulted in the recovery of prior impairment expenses.

  Table 1

RETAIL BANKING

($ in 000s, Unaudited)

	2005	2005
	4th Qtr	3rd Qtr	Change
Net interest income	$23,205	$23,094	$111
Provision for credit losses	3,645	2,646	999
Net interest income after provision	19,560	20,448	(888)
Gain on sales of loans	333	—	333
Fees, charges and other income	3,600	3,663	(63)
Total revenues	23,493	24,111	(618)
Total expenses	19,617	21,168	(1,551)
Pre-tax income before net servicing results	3,876	2,943	933
Net servicing results	6,683	(446)	7,129
Pre-tax income	$10,559	$2,497	$8,062

Average earning assets	$4,741,288	$4,832,728	$(91,440)
Average unpaid principal balance (UPB) underlying MSRs	$13,440,944	$13,976,998	$(536,054)

Operations to average earning assets

Net interest income after provision	1.65%	1.69%	(0.04)%
Gain on sale, fees, charges and other income	0.33%	0.30%	0.03%
Banking revenues	1.98%	1.99%	(0.01)%
Total expenses	1.65%	1.75%	(0.10)%
Pre-tax income before net servicing results	0.33%	0.24%	0.09%

Net servicing results to average UPB underlying MSRs	0.20%	(0.01)%	0.21%

Additional banking segment highlights appear below. All comparisons are on a sequential quarter basis unless noted otherwise.

•                  Total deposits fell to $2.8 billion, a decrease of $212 million or 7.0%. The decline was centered in brokered certificate of deposit funds. Management elected to let these funds run off based on the availability of more attractive funding sources.

•                  Our business finance operation reported pre-tax income of $2.7 million, a decrease of $571,000 or 17.7%. Results were affected by increased provision expenses of $625,000 related to a few problem credits and higher production volumes. Production set a new quarterly record of $56.6 million.

•                  Pre-tax income from our auto lending operation fell to $80,000, a drop of $92,000 or 53.5%. The operation experienced a spike in defaults in advance of the more stringent bankruptcy laws that went into effect during the quarter. The company recorded $308,000 in charge-offs attributable to this change. Management continues to moderate the channel’s production based on the company’s current balance sheet needs. Quarterly production totaled $74.8 million, a decrease of $43.7 million or 36.9%.

Financial Intermediary Segment Performance

Table 2 below details results in the company’s financial intermediary segment. The segment recorded a pre-tax loss of $7.9 million, compared with a pre-tax loss of $3.9 million in the previous quarter. Total production was off by $498 million or 13.2% to $3.3 billion. Sales declined to $3.4 billion, a decrease of $330 million or 8.9%. The segment’s pre-tax margin totaled a negative 27 basis points (bps).

Most of the loss for the segment was centered in the non-conforming channel, which experienced significant pricing pressure throughout the quarter. Non-conforming results went from pre-tax income of $301,000 last quarter to a pre-tax loss of $5.3 million this quarter. This change was driven by a 78 bps drop in the non-conforming revenue margin.

Table 2

FINANCIAL INTERMEDIARY

($ in 000s, Unaudited)

	2005	2005
	4th Qtr	3rd Qtr	Change
Net interest income	$5,032	$6,901	$(1,869)
Gain on sales of loans	26,805	27,034	(229)
Other income	905	683	222
Net Beacon credit services results	(73)	(303)	230
Net MG Reinsurance results	848	812	36
Total revenues	33,517	35,127	(1,610)
Salary and employee benefits	23,986	21,776	2,210
Occupancy and depreciation expense	7,719	7,987	(268)
Other expenses	9,686	9,281	405
Total expenses	41,391	39,044	2,347
Pre-tax loss	$(7,874)	$(3,917)	$(3,957)

Production	$3,266,622	$3,764,981	$(498,359)
Sales (includes intercompany sales)	$3,358,508	$3,688,402	$(329,894)

Total revenues to sales	1.00%	0.95%	0.05%
Total expenses to production	1.27%	1.04%	0.23%
Pre-tax margin	(0.27)%	(0.09)%	(0.18)%

Additional financial intermediary segment highlights appear below. All comparisons are on a sequential quarter basis unless noted otherwise.

•                  Conforming mortgage production totaled $2.5 billion, a decrease of $422 million or 14.7%. Conforming sales slowed to $2.5 billion, a decline of $297 million or 10.5%.

•                  Non-conforming production totaled $807 million, a decrease of $76.1 million or 8.6%. Non-conforming sales slowed to $815 million, a decline of $32.8 million or 3.9%.

Transaction Processing Segment Performance

Table 3 below details results in the company’s transaction processing segment. Pre-tax income totaled $704,000, an increase of $205,000 from the previous quarter. The increase was centered in the servicing factory where income was up 39.6%.

Table 3

TRANSACTION PROCESSING

($ in 000s, Unaudited)

	2005	2005
	4th Qtr	3rd Qtr	Change
Total revenue	$6,822	$6,634	$188
Total expenses	6,118	6,135	(17)
Pre-tax income	$704	$499	$205

Additional transaction processing segment highlights appear below. All comparisons are on a sequential quarter basis unless noted otherwise.

•                  The ATM and merchant processing operation acquired the servicing rights to more than 1,100 new machines in November 2005. The company’s network of ATMs now stands at 9,649, an increase of 1,204 or 14.3%.

First Quarter Earnings Outlook

The company’s first quarter results are presently tracking below current quarter earnings. The banking and mortgage businesses are showing only slight improvements relative to the results reported today. Although pricing pressures within the mortgage industry appear to be easing, any improvement in margins will affect new production and be recorded in mostly subsequent quarters as this production is delivered into the capital markets.

The material difference between the two quarters will likely occur within the servicing asset. The servicing asset contributed pre-tax income of $6.7 million in the current quarter based mainly on the recovery of prior impairment expenses. Based on present market conditions, the servicing asset is not likely to generate a recovery in the first quarter. Given the volatile nature of the servicing asset, the potential for negative servicing results also exists as a significant risk.

Current analyst estimates for the first quarter range from a loss of $.01 to income of $.08 per share. Management believes this range is too optimistic given the outlook provided above.

Supplemental Financial Data

Management has updated the quarterly financial data available on its Web site. This data provides further detail on the performance of the company’s different business channels over the past five quarters. It is intended to supplement the information in this announcement and to give interested parties a better understanding of the company’s operations and financial trends.

Interested parties can find this quarterly supplement on the company’s Web site at www.netbankinc.com. The material is accessible through the link titled “Financial Data” under “Investor Relations.”

Within this same area, the company posts a monthly statistical report, which is intended to give individuals a means of tracking the company’s performance intra-quarter. The monthly report is published directly to the Web site around the 20th of the following month.

Conference Call Information

Management has scheduled a conference call to discuss today’s reported results with investors, financial analysts and other interested parties. The call will be held today at 10 a.m. EST. Interested parties may dial in or listen via an audiocast on the company’s Web site.

Call Title:	NetBank, Inc. Earnings Announcement
Call Leader:	Douglas K. Freeman
Passcode:	NetBank
Toll-Free:	888-889-1959
International:	+1-773-756-0455
One-Week Replay:	888-568-0906

About NetBank, Inc.

NetBank, Inc. (Nasdaq: NTBK) operates with a revolutionary business model through a diverse group of complementary financial services businesses that leverage technology for more efficient and cost-effective delivery of services. Its primary areas of operation include personal and small business banking, retail and wholesale mortgage lending, and transaction processing. For more information, please visit www.netbankinc.com.

###

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements in this press release include but are not limited to: Management’s belief that first quarter 2006 results are tracking below fourth quarter 2005 earnings; 2) performance in the banking and mortgage segments showing slight improvement today compared with performance in fourth quarter 2005; and 3) the likelihood that net servicing results will not include the benefit of an impairment expense recovery in the first quarter of 2006.

These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to: 1) the evolving nature of the market for internet banking and financial services generally; 2) the public’s perception of the internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the company’s long-term strategy, such as small business banking and transaction processing services; 4) potential difficulties in integrating the company’s operations across its multiple lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions that could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults; 8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the company’s litigation over leases originated by Commercial Money Center, Inc.; and 10) increased competition and regulatory changes.

Further information relating to these and other factors that may impact the company’s results of operations and such forward-looking statements are disclosed in the company’s filings with the SEC, including under the caption “Item 1. Business—Risks Relating to NetBank’s Business” in its Annual Report on Form 10-K for the year ended December 31, 2004. Except as required by the securities laws, the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NetBank, Inc.

Consolidated Statements of Operations

For the Year Ended December 31,

(Unaudited and in 000’s except per share data)

	2005					2004
	Retail	Financial	Transaction	Other /	Consolidated	Consolidated
	banking	intermediary	processing	eliminations	NetBank, Inc.	NetBank, Inc.

Interest income:
Loans and leases	$112,096	$102,790	$34	$970	$215,890	$210,260
Investment securities	35,081	4	—	—	35,085	20,838
Short-term investments	1,686	454	—	—	2,140	1,065
Inter-segment	76,217	2,626	(94)	(78,749)	—	—
Total interest income	225,080	105,874	(60)	(77,779)	253,115	232,163

Interest expense:
Deposits	70,483	—	—	—	70,483	47,044
Other borrowed funds	54,339	6,251	32	1,949	62,571	45,573
Inter-segment	8,881	70,963	6	(79,850)	—	—
Total interest expense	133,703	77,214	38	(77,901)	133,054	92,617
Net interest income	91,377	28,660	(98)	122	120,061	139,546
Provision for credit losses	10,943	104	—	—	11,047	34,777
Net interest income after provision for credit losses	80,434	28,556	(98)	122	109,014	104,769

Non-interest income:
Mortgage servicing fees	42,037	3,875	5,430	—	51,342	51,015
Amortization of MSRs	(45,036)	(353)	—	—	(45,389)	(39,298)
Recovery (impairment) of MSRs	14,055	—	—	—	14,055	(7,305)
(Loss) gain on derivatives	(841)	(39)	—	—	(880)	4,785
Gain on sales of investment securities	4,675	—	—	—	4,675	7,780
Service charges and fees	10,852	50	9,668	—	20,570	17,568
Gain on sales of loans and MSRs	834	109,347	—	858	111,039	115,574
Other income	3,520	2,995	3,734	(372)	9,877	10,629
Intersegment servicing/processing fees	—	—	14,135	(14,135)	—	—
Total non-interest income	30,096	115,875	32,967	(13,649)	165,289	160,748

Non-interest expense:
Salaries and benefits	21,109	92,099	9,500	2,466	125,174	125,864
Customer service	12,154	7	1,442	29	13,632	12,530
Marketing costs	7,232	5,494	279	229	13,234	9,255
Data processing	10,330	4,878	2,356	1	17,565	18,705
Depreciation and amortization	8,252	11,243	3,692	406	23,593	20,024
Office expenses	3,358	6,652	2,485	137	12,632	11,331
Occupancy	4,175	19,236	1,427	97	24,935	21,896
Travel and entertainment	745	4,350	573	178	5,846	5,245
Professional fees	2,951	9,968	2,258	2,637	17,814	16,370
Prepaid lost interest from curtailments	4,234	55	—	—	4,289	5,356
Other	6,535	2,202	5,741	613	15,091	12,611
Inter-segment servicing/processing fees	10,355	3,780	—	(14,135)	—	—
Total non-interest expense	91,430	159,964	29,753	(7,342)	273,805	259,187
Income before income taxes	$19,100	$(15,533)	$3,116	$(6,185)	498	6,330
Income tax expense					(678)	(2,110)
Net (loss) income					$(180)	$4,220

Net (loss) income per common and potential common shares outstanding:
Basic					$(0.00)	$0.09
Diluted					$(0.00)	$0.09

Weighted average common and potential common shares outstanding:
Basic					46,193	46,862
Diluted					46,193	47,214

NetBank, Inc.

Consolidated Statements of Operations

For the Three Months Ended December 31,

(Unaudited and in 000’s except per share data)

	2005					2004
	Retail	Financial	Transaction	Other /	Consolidated	Consolidated
	banking	intermediary	processing	eliminations	NetBank, Inc.	NetBank, Inc.

Interest income:
Loans and leases	$29,289	$27,352	$7	$191	$56,839	$50,158
Investment securities	8,915	1	—	—	8,916	7,270
Short-term investments	432	151	—	—	583	381
Inter-segment	23,791	75	(74)	(23,792)	—	—
Total interest income	62,427	27,579	(67)	(23,601)	66,338	57,809

Interest expense:
Deposits	21,491	—	—	—	21,491	12,680
Other borrowed funds	15,528	614	—	593	16,735	11,948
Inter-segment	2,290	21,706	—	(23,996)	—	—
Total interest expense	39,309	22,320	—	(23,403)	38,226	24,628
Net interest income	23,118	5,259	(67)	(198)	28,112	33,181
Provision for credit losses	3,645	13	—	—	3,658	30,795
Net interest income after provision for credit losses	19,473	5,246	(67)	(198)	24,454	2,386

Non-interest income:
Mortgage servicing fees	10,298	943	1,355	—	12,596	12,957
Amortization of MSRs	(10,556)	40	—	—	(10,516)	(10,876)
Recovery of MSRs	10,831	—	—	—	10,831	3,083
Loss on derivatives	(731)	—	—	—	(731)	(945)
Gain on sales of investment securities	493	—	—	—	493	2,363
Service charges and fees	2,803	13	2,615	—	5,431	4,516
Gain on sales of loans and MSRs	333	27,624	—	260	28,217	21,606
Other income	832	669	708	(91)	2,118	1,624
Intersegment servicing/processing fees	—	—	3,653	(3,653)	—	—
Total non-interest income	14,303	29,289	8,331	(3,484)	48,439	34,328

Non-interest expense:
Salaries and benefits	5,215	24,632	2,515	163	32,525	31,052
Customer service	3,335	—	171	10	3,516	3,123
Marketing costs	1,900	1,520	55	62	3,537	2,281
Data processing	2,576	1,363	520	1	4,460	4,817
Depreciation and amortization	2,061	2,827	943	69	5,900	5,310
Office expenses	700	1,794	700	16	3,210	2,922
Occupancy	1,194	4,949	352	29	6,524	5,619
Travel and entertainment	210	1,211	159	43	1,623	1,583
Professional fees	694	2,589	648	607	4,538	5,651
Prepaid lost interest from curtailments	937	7	—	—	944	1,182
Other	1,706	553	1,497	579	4,335	1,820
Inter-segment servicing/processing fees	2,689	964	—	(3,653)	—	—
Total non-interest expense	23,217	42,409	7,560	(2,074)	71,112	65,360
Income (loss) before income taxes	$10,559	$(7,874)	$704	$(1,608)	1,781	(28,646)
Income tax (expense) benefit					(886)	10,990
Net income (loss)					$895	$(17,656)

Net income (loss) per common and potential common shares outstanding:
Basic					$0.02	$(0.38)
Diluted					$0.02	$(0.38)

Weighted average common and potential common shares outstanding:
Basic					46,168	46,563
Diluted					46,480	46,563

NetBank, Inc.

Condensed Consolidated Balance Sheet

As of December 31,

(Unaudited and in 000’s except per share data)

	2005					2004
	Retail	Financial	Transaction	Other &
	Banking	Intermediary	Processing	Eliminations	NetBank, Inc.	NetBank, Inc.
Assets
Cash and cash equivalents:
Cash and due from banks	$88,937	$42,088	$424	$(4,783)	$126,666	$129,319
Cash equivalents and fed funds	8,270	14,073	1,247	—	23,590	20,983
Total cash, cash equivalents and fed funds	97,207	56,161	1,671	(4,783)	150,256	150,302
Investment securities available for sale-at fair value	626,075	2	—	—	626,077	700,295
Stock of Federal Home Loan Bank of Atlanta-at cost	67,049	—	—	—	67,049	60,128
Loans held for sale	2,123	1,231,810	—	(15)	1,233,918	1,173,779
Loan and lease receivables-net of allowance for losses of $27,601 and $24,462, respectively	2,191,580	35,636	—	(2,853)	2,224,363	2,095,832
Mortgage servicing rights	201,097	783	—	—	201,880	172,819
Accrued interest receivable	10,031	6,667	—	—	16,698	11,513
Furniture, equipment and capitalized software	19,144	31,579	1,631	2,066	54,420	51,438
Goodwill and other intangibles	1,311	49,512	34,009	265	85,097	79,195
Due from servicers and investors	22,857	3,700	—	—	26,557	52,441
Inter-segment receivables	1,210,877	704	1,598	(1,213,179)	—	—
Other assets	36,757	44,995	6,887	(3,335)	85,304	74,439
Total assets	$4,486,108	$1,461,549	$45,796	$(1,221,834)	$4,771,619	$4,622,181

Liabilities
Deposits	$2,798,997	$—	$—	$(5,150)	$2,793,847	$2,639,441
Other borrowed funds	1,348,240	—	—	—	1,348,240	1,311,491
Inter-segment payables	212,620	1,012,291	7,868	(1,232,779)	—	—
Subordinated debt	—	—	—	32,477	32,477	11,857
Accrued interest payable	17,311	33	—	251	17,595	10,309
Loans in process	—	34,060	—	—	34,060	27,820
Unsettled trades	—	—	—	—	—	50,543
Representations and warranties	—	20,668	—	—	20,668	22,676
Accounts payable and accrued liabilities	33,545	85,605	6,327	(1,600)	123,877	133,562
Total liabilities	4,410,713	1,152,657	14,195	(1,206,801)	4,370,764	4,207,699

Minority interests in affiliates	—	676	—	—	676	455

Shareholders’ equity
Preferred stock, no par (10,000 shares authorized, none outstanding)	—	—	—	—	—	—
Common stock, $.01 par (100,000 shares authorized, 52,820 and 52,820 shares issued, respectively)	—	—	—	528	528	528
Additional paid-in capital	—	—	—	432,140	432,140	432,132
Retained earnings	—	—	—	39,005	39,005	43,849
Accumulated other comprehensive loss, net of tax	—	—	—	(7,965)	(7,965)	(1,136)
Treasury stock, at cost (6,424 and 6,292 shares, respectively)	—	—	—	(62,276)	(62,276)	(61,087)
Unearned compensation	—	—	—	(1,253)	(1,253)	(259)
Allocated equity	75,395	308,216	31,601	(415,212)	—	—
Total shareholders’ equity	75,395	308,216	31,601	(15,033)	400,179	414,027

Total liabilities, minority interests and shareholders’ equity	$4,486,108	$1,461,549	$45,796	$(1,221,834)	$4,771,619	$4,622,181

NetBank, Inc. Consolidated

Selected Financial and Operating Data

(Unaudited and in 000’s except per share data)

	December 31,	Quarter Ended September 30,	December 31,
	2005	2005	2004
Consolidated:

Net income (loss)	$895	$(1,371)	$(17,656)
Total assets	$4,771,619	$5,115,313	$4,622,181
Total equity	$400,179	$401,783	$414,027
Shares outstanding	46,396	46,358	46,528
Return on average equity	0.89%	(1.35)%	(16.59)%
Return on average assets	0.07%	(0.11)%	(1.48)%
Book value per share	$8.63	$8.67	$8.90
Tangible book value per share	$6.79	$6.92	$7.20

NetBank, FSB:

Deposits	$2,796,029	$3,007,928	$2,642,288
Customers	285,669	282,575	270,427

Estimated Capital Ratios:
Tier 1 core capital ratio	6.51%	6.09%	6.73%
Total risk-based capital ratio	10.32%	10.21%	11.30%

Asset quality numbers:
CMC Lease portfolio	$26,054	$26,435	$31,527
Non-performing loan and lease receivables	6,995	6,481	5,518
Total non-performing loan and lease receivables	33,049	32,916	37,045
Non-performing loans held for sale (1)	49,255	27,432	36,253
Total non-performing loans and leases	82,304	60,348	73,298
Repossessed assets (2)	8,200	7,963	5,799
Total non-performing assets	$90,504	$68,311	$79,097

Allowance for credit losses (ALLL)	$27,601	$26,730	$24,461
Net charge-offs of loan and lease receivables	$(2,786)	$(1,770)	$(51,639)

Asset quality ratios:
Total non-performing assets / average assets	1.78%	1.35%	1.66%
ALLL / total non-performing loan and lease receivables	83.52%	81.21%	66.03%
Net annualized charge-offs / total assets	0.23%	0.14%	4.47%

Mortgage Banking:

Production Activity:
Retail	$934,184	$1,089,137	$613,313
Correspondent	904,354	1,025,626	1,075,388
Wholesale	568,789	692,828	627,019
RMS	52,185	74,180	33,694
Total Agency-eligible	2,459,512	2,881,771	2,349,414
Non-conforming	807,110	883,210	772,451
Total	$3,266,622	$3,764,981	$3,121,865

Sales Activity:
Third party sales	$3,302,059	$3,631,112	$3,106,956
Intercompany sales	56,449	57,290	56,918
Total sales	$3,358,508	$3,688,402	$3,163,874

Pipeline:
Locked conforming mortgage loan pipeline	$929,205	$1,053,315	$754,876

UPB of loans serviced:	$17,107,575	$18,470,922	$16,706,702

(1)   Held for sale assets are carried at the lower of cost or market (LOCOM). LOCOM adjustments, under GAAP, are direct reductions of the assets’ carrying values and are not considered allowances.

(2)   Repossessed assets are carried at net realizable value.